[Magnum Group Logo Here]

                                                  FOR IMMEDIATE RELEASE
                                                  ---------------------

                                                  FOR MORE INFORMATION, CONTACT:

                                                  MR. RANDY MCDONALD
                                                  THE MAGNUM GROUP, INC.
                                                  (415) 435-5550 OR
                                                  randy@themagnumgroup.com


         MAGNUM GROUP RETAINED TO SELL ASSETS OF PREMIER LASER SYSTEMS.
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San Francisco, CA - July 14, 2000 - The Magnum Group, Inc., a California-based business development advisory firm, has been retained by Premier Laser Systems, Inc. to sell all assets of the Company and to seek merger opportunities, according to Randy McDonald, The Magnum Group's managing director.

Premier Laser Systems, which filed for Chapter 11 Bankruptcy protection in March 2000, is a manufacturer of proprietary medical laser devices and fiber optic delivery systems with applications in ophthalmology, dentistry, general surgery and dermatology. The Company's sales for the fiscal year ended March 31, 1999 were $14 million. Through the first nine months (December 31, 1999) of fiscal year 2000 sales were $9.1 million. Due to the bankruptcy proceeding, the Company has not yet completed its financial statements for the year ended March 31, 2000.
                                     -more-

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    The Magnum Group, Inc. o 1632 Tiburon Boulevard. o Tiburon, CA USA 94920
                       Tel: 415.435.5550 Fax: 415.435.5522
                        E-mail: randy@themagnumgroup.com

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Premier's core products in ophthalmology include, the EyeSys corneal topography systems and an Erbium:YAG laser for cataract and glaucoma treatment, with potential application in refractive eye surgery. Dermatology products include an Erbium:YAG laser for skin resurfacing treatments and an Nd:YAG laser for tissue melding applications. Products in dentistry include an Erbium:YAG laser for dental hard tissue (teeth), a diode laser for dental/periodontal soft tissue
(gums) and the BluLaze dental curing and teeth whitening system. The Company also marketed a diode laser for general surgery.

In ophthalmology, Premier has marketed its corneal topography and imaging products through EyeSys Vision Group, a company that Premier purchased in late 1997. Premier also has a 51 percent stake in OIS, Ophthalmic Imaging Systems, Inc.

Michael Quinn, president of Premier Laser Systems, said that despite the Company's financial setbacks, management will "fulfill its responsibility to our stakeholders and creditors to obtain the maximum value for our assets. We will be working closely with The Magnum Group to present the Company's portfolio of intellectual property and corresponding business units.

The Magnum Group's Managing Director, Randy McDonald, said that Premier has a successful track record in technology development and performance because of its established stable of intellectual property for diverse medical laser applications. "What we have inherited here,"

                                     -more-

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    The Magnum Group, Inc. o 1632 Tiburon Boulevard. o Tiburon, CA USA 94920
                       Tel: 415.435.5550 Fax: 415.435.5522
                        E-mail: randy@themagnumgroup.com

McDonald explained, "is a research and technology-rich corporation that, from the beginning, has pursued a fundamental objective: The creation of safe and effective medical laser technology with a breadth of applications. And," he added, "they've been highly successful at it. There is a diverse core of technology and products here."

McDonald said that executive summaries would be available on each of Premier's business units. Robert Schulz of Anacapa Advisors has been retained by The Magnum Group to act as investment advisor on the project. Qualified candidates interested in pursuing investment opportunities should contact The Magnum Group at (415) 435-5550 or email: randy@themagnumgroup.com.

The Magnum Group, located in Tiburon, CA, is a business development advisory company formerly known as Magnum Marketing.